UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, Monarch Casino & Resort, Inc. (the “Company”) announced that Ron Rowan, 51, notified the Company of his intention to resign as Chief Financial Officer.  Mr. Rowan has agreed to continue in his role at least through March 18, 2016 (the “Separation Date”) to facilitate completion of the Company’s year-end financial audit and the filing of its Annual Report on SEC Form 10-K.  The Company has commenced a search for Mr. Rowan’s replacement.

Mr. Rowan will receive his current compensation and benefits through the Separation Date.  In addition, as a part of his transition, Mr. Rowan will receive a cash payment of $150,000, subject to applicable tax withholdings.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

99.1                        Press release from Monarch Casino & Resort, Inc. dated February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: February 8, 2016	/s/ Ronald Rowan
Ronald Rowan
Chief Financial Officer and Treasurer